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EXHIBIT 10.53

AMENDMENT NUMBER ONE
TO THE
UNIVERSAL COMPRESSION, INC.
EMPLOYEES' SUPPLEMENTAL SAVINGS PLAN

        WHEREAS, Universal Compression, Inc. (the "Company") maintains the Universal Compression, Inc. Employees' Supplemental Savings Plan, effective July 1, 1998 (the "Plan");

        WHEREAS, Section 11.1 of the Plan reserves to the Company the right to amend the Plan by action of its Board of Directors (the "Board"); and

        WHEREAS, the Board has approved the amendment to the Plan to provide that each eligible employee executing a Supplemental Salary Deferral Agreement may defer a percentage of his compensation in a whole percentage amount not to exceed twenty-five percent (25%);

        NOW, THEREFORE, the Plan is hereby amended as follows:

          Section 3.3(b) of the Plan is hereby amended, effective January 1, 2002, to read as follows:

    "Each Eligible Employee executing a Supplemental Salary Deferral Agreement shall elect in such agreement to defer a percentage of his Compensation (the "Supplemental Salary Deferral Percentage") in a whole percentage amount of not less than two percent (2%) and not more than twenty-five percent (25%) of such Compensation."

        IN WITNESS WHEREOF, and as evidence of the adoption of this amendment by the Company, the undersigned officer being duly authorized has signed this amendment this 1st day of January, 2002, to be effective as of January 1, 2002.

UNIVERSAL COMPRESSION, INC.
By:	/s/ MARK L. CARLTON
Name:	Mark L. Carlton
Title:	Sr. Vice President

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AMENDMENT NUMBER ONE TO THE UNIVERSAL COMPRESSION, INC. EMPLOYEES' SUPPLEMENTAL SAVINGS PLAN